Exhibit 13.2

Certification by the Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Jianzhi Education Technology Group Company Limited (the “Company”) on Form 20-F for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Huichao Wang, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 9, 2024

By:	/s/ Huichao Wang
	Name:	Huichao Wang
	Title:	Chief Financial Officer